Exhibit 16.1

           [LETTERHEAD OF ANTON & CHIA CERTIFIED PUBLIC ACCOUNTANTS]


January 3, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: TICKET CORP.
    File No. 333-187544

Dear Sir or Madam:

We have read Amendment No. 2 to Registration Statement on Form S-1 dated December 30, 2013 of TICKET CORP. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,


/s/ Anton & Chia, LLP
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